EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ARC Group Worldwide, Inc.

Longmont, Colorado

We have audited the accompanying consolidated balance sheet of Quadrant Metals Technologies LLC and subsidiaries as of June 30, 2012, and the related consolidated statements of income, members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quadrant Metals Technologies LLC and subsidiaries as of June 30, 2012, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP

Denver, Colorado

September 28, 2012

F-1

Independent Auditors Report

- CERTIFIED PUBLIC ACCOUNTANTS -

- REGISTERED INVESTMENT ADVISOR -

1006 N. Woodland Boulevard
James H. Dreggors, CPA	DeLand, Florida 32720	Members:
Ann J. Rigsby, CPA/PFS/CFP™	Telephone: 386-734-3398	American Institute of
Parke S. Teal, CPA/PFS (1954-2011)	Telephone: 386-734-9441	Certified Public Accountants
Ronald J. Cantlay, CPA/CFP™	Fax: 386-738-5351	Florida Institute of Certified Public
Robin C. Lennon, CPA	E-mail: drtcpa@drtcpa.com	Accountants
John A. Powers, CPA	Web: drtcpa.com	The Financial Planning Association
Charles E. Riley, CPA	INDEPENDENT AUDITORS' REPORT	the CPAllianceTM network

To the Members

Quadrant Metals Technologies LLC

We have audited the accompanying consolidated balance sheet of Quadrant Metals Technologies LLC and subsidiaries as of June 30, 2011, and the related consolidated statements of income, members' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of TeknaSeal LLC, a majority owned subsidiary, which statements reflect total assets and revenues constituting 25 percent and 26 percent, respectively of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for TeknaSeal LLC, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quadrant Metals Technologies LLC and subsidiaries as of June 30, 2011, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

Dreggors, Rigsby & Teal, P.A.

August 17, 2011, except for Significant Business Acquisitions section of Note A, as to which the date is May 10, 2012

"Providing valued financial services for your personal and business needs."

F-2

Quadrant Metals Technologies LLC

Consolidated Balance Sheet

	June 30, 2012	June 30, 2011
Assets

Current Assets
Cash and Cash Equivalents	$1,447,709	$1,740,245
Accounts Receivable, Net of Allowance for Doubtful Accounts	3,705,165	3,539,590
Due from Related Party	205,383	6,572
Inventories	3,872,500	4,357,811
Prepaid Expenses and Other Assets	440,511	715,204
Total Current Assets	9,671,268	10,359,422

Plant and Equipment, Net of Accumulated Depreciation	4,513,906	4,597,986

Long-Term Assets
Goodwill	6,963,796	6,834,493
Other Long-Term Assets	183,946	324,009
Total Long-Term Assets	7,147,742	7,158,502

Total Assets	$21,332,916	$22,115,910

Liabilities and Members' Equity

Current Liabilities
Current Portion of Long-Term Debt	$1,491,310	$1,452,330
Line of Credit Payable	-	700,000
Accounts Payable	714,416	1,074,055
Accrued Payroll and Related Liabilities	844,485	503,964
Other Accrued Expenses	110,882	166,638
Due to Related Party	366,527	116,385
Unearned Mold Income	131,786	197,114
Total Current Liabilities	3,659,406	4,210,486

Long-Term Liabilities
Long-Term Debt, Net of Current Portion	5,377,207	5,903,312
Deferred Rent	-	5,642
Total Long-Term Liabilities	5,377,207	5,908,954

Commitments (Note G)

Note Receivable from Member	(302,770)	-
Non-Controlling Members Interests	843,852	2,157,047
Other Members' Equity	11,755,221	9,839,423
Total Members Equity	12,296,303	11,996,470

Total Liabilities and Members' Equity	$21,332,916	$22,115,910

See accompanying notes.

F-3

Quadrant Metals Technologies LLC

Consolidated Statement of Income

	For the Years Ended
	June 30, 2012	June 30, 2011
Revenues
Sales	$31,094,910	$20,390,763
Interest Income	27,730	11,293
Other Income	158,053	14,091
Total Revenues	31,280,693	20,416,147

Cost and Expenses
Cost of Sales	19,328,049	12,843,216
Selling, General and Administrative Expenses	6,627,751	4,589,812
Interest Expense	481,349	272,291
Other Expenses	26,632	-
Total Cost and Expenses	26,463,781	17,705,319

Net Income	4,816,912	2,710,828

Non-controlling Interest	(298,834)	(406,960)

Net Income Attributable to Members of Quadrant Metals Technologies LLC	$4,518,078	$2,303,868

See accompanying notes.

F-4

Quadrant Metals Technologies LLC

Consolidated Statement of Members’ Equity

For the Periods Ended June 30, 2012 and 2011

	Member Note	Non- Controlling Interest	Other Members Equity	Total
Balance, June 30, 2010	$-	$1,753,731	$9,246,831	$11,000,562

Initial Capitalization	-	250,000	-	250,000

Payments on Notes Receivable	-	43,163	-	43,163

Net Income	-	406,960	2,303,868	2,710,828

Distributions	-	(296,807)	(1,711,276)	(2,008,083)

Balance, June 30, 2011	-	2,157,047	9,839,423	11,996,470

Transfer of Non Controlling Interest	-	(1,297,616)	1,297,616	-

Initial Capitalization	-	-	1,000	1,000

Exercise of Option for Member Note	(302,770)	-	302,770	-

Recall of Share Options	-	(10,407)	-	(10,407)

Payment and Exercise of Share Options Issued	-	9,599	-	9,599

Net Income	-	298,834	4,518,078	4,816,912

Distributions	-	(313,605)	(4,203,666)	(4,517,271)

Balance, June 30, 2012	$(302,770)	$843,852	$11,755,221	$12,296,303

See accompanying notes.

F-5

Quadrant Metals Technologies LLC

Consolidated Statement of Cash Flows

	For the Years Ended
	June 30, 2012	June 30, 2011
Cash Flows from Operating Activities
Net Income	$4,816,912	$2,710,828
Adjustments to Reconcile Changes in Net Assets to Net Cash Provided by (Used In) Operating Activities
Operating Activities:
Depreciation and Amortization	728,530	638,220
Loss on Disposition of Assets	26,963	-
Bad Debt Expense	75,641	-
(Increase) Decrease in Assets
Accounts Receivable	(239,217)	(1,596,822)
Due from Related Party	-	(91,822)
Inventory	485,311	(2,692,264)
Prepaid Expenses and Other Assets	274,695	(222,490)
Other Long-Term Assets	140,063	(213,765)
Increase (Decrease) in Liabilities
Accounts Payable	(359,640)	491,066
Other Accrued Expenses	279,123	204,579
Due to Related Party	-	199,718
Unearned Mold Income	(65,327)	92,253
Net Cash Provided by Operating Activities	6,161,054	(480,499)

Cash Flows from Investing Activities
Acquisition of General Flange & Forge LLC	(129,303)	(5,711,056)
Investment in Plant and Equipment	(671,414)	(1,420,020)
Net Cash Used by Investing Activities	(800,717)	(7,131,076)

Cash Flows from Financing Activities
Proceeds from Issuance of Long-Term Debt	2,318,392	6,810,475
Loan Costs on Issuance of Long-Term Debt	-	(54,980)
Principal Payments on Long-Term Debt	(3,505,516)	(760,376)
Additional Cash Contribution	1,000	-
Due to Related Party	51,331	-
Payments on Recalled Share Options	(10,407)	-
Proceeds from Member Shares Issued	9,599	2,543,162
Distribution Payments to Non-controlling Interest Members	(313,605)	(296,807)
Distributions to Members	(4,203,667)	(1,711,276)
Net Cash Used in Financing Activities	(5,652,873)	6,530,198

Net Decrease in Cash and Cash Equivalents	(292,536)	(1,081,377)
Cash and Cash Equivalents, Beginning of Year	1,740,245	2,821,622
Cash and Cash Equivalents, End of Year	$1,447,709	$1,740,245

Supplemental Disclosures of Cash Flow Information
Cash Paid During the Year for Interest	$479,193	$260,813

Non-Cash Financing Activity
Membership units of TeknaSeal LLC were contributed to the Company	$-	$4,459,227
Membership units of FloMet LLC were contributed to the Company	$-	$5,655,740
Transfer of Non-controlling Interest	$1,297,616	-
Exercise of Option for Member Note	$302,770	$-

See accompanying notes.

F-6

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Quadrant Metals Technologies LLC ("QMT") is a limited liability company organized on March 1, 2011 under the laws of the State of Delaware. QMT serves as a holding company that owns a majority interest in several manufacturing businesses (FloMet LLC, TeknaSeal LLC, General Flange & Forge LLC and TubeFit LLC). QMT has 40,000 membership units authorized and 38,943 membership units issued and outstanding.

Basis of Presentation

Organization – The June 30, 2011 reflect the combined results of Flomet LLC, TeknaSeal LLC and General Flange & Forge LLC before the acquisition dates and consolidated results after the acquisition date. The results have been combined because the companies were under common control prior to the date of the acquisitions.

QMT was formed by exchange of owners' FloMet and TeknaSeal equity shares for QMT shares. Non-controlling interest as of and for the year ending June 30, 2011 was restated to reflect QMT's ownership in subsidiaries as if they owned these for the entire year.

Effective July 1 2011, Quadrant Management Inc. (“QMI”), the controlling interest shareholder of QMT via certain intermediary entities, entered into an agreement to purchase shares of FloMet LLC, TeknaSeal LLC, and QMT from various non-controlling interest shareholders. QMI purchased the interests for total consideration of $4,087,845. As of June 30, 2012 QMT $3,000,684 of the purchase consideration was still owed to the non-controlling interest shareholders; this amount is not an obligation of QMT or ARC Group Worldwide Inc. and is therefore not reflected on the Company’s balance sheet.  These additional interests were contributed to the Company also effective July 1, 2011. The transactions resulted in the increase of controlling interest in FloMet and TeknaSeal to 95.6 % and 93.7%, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the QMT and its majority owned subsidiaries for the periods ending June 30, 2012 and 2011. All intercompany balances and transactions have been eliminated upon consolidation.

Significant Business Acquisitions

QMT acquired a 90% ownership of TubeFit LLC on October 31, 2011 for $150,000. TubeFit LLC began business on October 31, 2011. TubeFit LLC purchased the assets of Fittube Piping Products, Inc. for $150,000. The allocation of the purchase price for Fittube Piping Products, Inc. is as follows:

Inventory	$17,324
Fixed Assets	3,738
Goodwill	128,939

TubeFit LLC sells domestic flanges in carbon steel, stainless steel and alloys. All activity since the date of the acquisition of TubeFit LLC has been reflected in the consolidated statement of income.

F-7

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Business Acquisitions, continued

QMT acquired a 90% ownership of General Flange & Forge LLC on March 1, 2011 with an initial cash investment in General Flange and Forge LLC of $2,250,000. General Flange & Forge LLC began business on March 1, 2011. With the initial cash investments of its shareholders and a bank loan, General Flange & Forge LLC purchased assets and assumed liabilities of General Flange & Forge, Inc. for $5,506,829 on April 18, 2011. The allocation of the purchase price of General Flange & Forge, Inc. is as follows:

Cash	$326,403
Accounts Receivable	933,110
Inventory	2,112,407
Fixed Assets	572,620
Other Assets	15,750
Goodwill	1,711,380
Accounts Payable	(164,841)

General Flange & Forge LLC manufactures domestic flanges in carbon steel, stainless steel and alloys. All activity from the date of the acquisition of General Flange and Forge LLC has been reflected in the consolidated statement of income.

QMT acquired an 85.0346% ownership of TeknaSeal LLC on May 1, 2011 by exchanging membership units of Quadrant Metals Technologies LLC for membership units of TeknaSeal LLC that were originally owned by the members of Quadrant Metals Technologies LLC. The investment in TeknaSeal LLC has been recorded on the books of Quadrant Metals Technologies LLC at the TeknaSeal LLC book value. TeknaSeal LLC manufactures hermetic glass-to-metal components to meet customer specifications. The annual activity of TeknaSeal LLC in 2011 is reported in the consolidated statement of income as it was under common control for all of fiscal 2011.

QMT acquired an 84.99% ownership of FloMet LLC on June 30, 2011 by exchanging membership units of Quadrant Metals Technologies LLC for membership units of FloMet LLC that were originally owned by the members of Quadrant Metals Technologies LLC. The investment in FloMet LLC has been recorded on the books of Quadrant Metals Technologies LLC at the FloMet LLC book value. FloMet LLC manufactures component parts from metal powder, primarily stainless steel base, to customer specifications. The annual activity of FloMet LLC in 2011 is reported in the consolidated financial statements as it was under common control for all of fiscal 2011.

F-8

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of reporting cash flows, QMT considers all highly liquid debt instruments with an initial maturity of less than three months to be cash equivalents. QMT places its cash with high credit quality financial institutions and does not believe it is exposed to any significant credit risk on cash and cash equivalents. At times, cash in bank may exceed FDIC insurable limits.

Accounts Receivable

QMT uses the allowance method to account for uncollectible accounts receivable. The allowance is sufficient to cover both current and anticipated future losses. Uncollectible amounts are charged against the allowance account. Management estimates this amount based upon prior experience with customers and an analysis of individual trade accounts. An allowance for doubtful accounts of $124,733 and $69,092 has been reserved as of June 30, 2012 and 2011, respectively.

QMT offers most customers net 30-day terms. In special situations, QMT may offer extended terms or discounts to selected customers. Accounts are considered past due when invoices become thirty days past terms. No interest is charged on past due accounts.

Inventories

QMT values inventories at the lower cost or market using the first-in, first-out (FIFO) method. It is QMT’s practice to provide a valuation allowance for inventories to account for potential market pricing deflation and inventory shrinkage. Management actively reviews this inventory to determine that all materials are for products still in production to determine any potential obsolescence issues. An allowance for inventory obsolescence of $44,860 and $197,280 has been reserved as of June 30, 2012 and 2011, respectively.

Plant and Equipment

Plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
Building and Improvements	7 to 40 years
Machinery and Equipment	3 to 12 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred.

Depreciation expense totaled $728,903 in 2012 and $629,401 in 2011.

Long-lived Assets

The carrying value of long-lived assets are reviewed annually; if at any time the facts or circumstances at any of our individual subsidiaries indicate impairment of long-lived asset values, as a result of a continual decline in performance, or as a result of fundamental changes in a subsidiary's market conditions, a determination is made as to whether the carrying value of the property's long-lived assets exceeds estimated realizable value. Long-lived assets consist primarily of Property and Equipment and Goodwill. No impairment was determined as of June 30, 2012.

F-9

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangibles

Goodwill is recognized as a result of a business combination when the price paid for the acquired business exceeds the fair value of its identified net assets. Identifiable intangible assets are recognized at their fair value when acquired. Goodwill and intangible assets with indefinite useful lives are not amortized, but instead tested for impairment at least annually. Intangible assets with definite useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.

QMT identified no material separately identifiable intangible assets in 2011 as a result of its acquisitions.

QMT has evaluated its goodwill that was acquired in prior periods for impairment and has determined that goodwill was not impaired. QMT has no other intangible assets to evaluate for impairment.

Acquisitions during fiscal 2012 and 2011 resulted in an increase in goodwill of $0.1 million and $3.5 million, respectively. The carrying amounts were as follows (in thousands):

	June 30, 2010	Additions	June 30, 2011	Additions	June 30, 2012
Precision Components	$3,373	$1,750	$5,123	$0	$5,123
Flanges and Fitting	-	1,711	1,711	129	1,840
Total	$3,373	$3,461	6,834	$129	$6,963

Unearned Income

Unearned income consists of customer deposits for the development of molds used in the manufacturing process. As of June 30, 2012 and 2011, QMT had $131,786 and $197,114, respectively, of unearned income related to mold development. QMT recognizes revenue and the related expenses when the customer approves the mold for production. Accordingly, as of June 30, 2012 and 2011, QMT has incurred costs of $101,372 and $105,600, respectively, related to molds in the process of being developed which have been deferred and are included in prepaid expenses and other assets on the accompanying balance sheet.

F-10

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable net of sales tax, trade discounts and customer returns.

Revenue from the sale of goods is recognized when the following conditions are satisfied: (1) QMT has transferred to the buyer the significant risks and rewards of ownership of the goods; (2) QMT retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold; (3) the amount of revenue can be measured reliably; (4) it is probable that the economic benefits associated with the transaction will flow to the entity; and (5) the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Research and Development Costs

Research and development costs are expensed as incurred. The majority of these expenditures consist of salaries for engineering and manufacturing personnel and fees paid to consultants for services rendered. For the years ended June 30, 2012 and 2011, QMT incurred $829,843 and $1,102,000, respectively, for research and development, which is included in selling, general and administrative expenses on the accompanying statement of income.

Financial Instruments

QMT's financial instruments consist of cash and cash equivalents, notes and accounts receivable, accrued liabilities, and notes and accounts payable. It is management's opinion that QMT is not exposed to significant interest rate or credit risks arising from these instruments. The fair values of these financial instruments approximate their carrying values.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

As a limited liability company, QMT’s taxable income or loss is allocated to the members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the financial statements.

Management evaluated QMT’s tax position and concluded that QMT has taken no uncertain tax positions that require adjustment to the financial statements to comply with provisions of this guidance. With few exceptions, QMT is no longer subject to income tax examinations by the U.S. Federal, State or local tax authorities for years before 2009.

The tax returns for the years ending June 30, 2010 through 2012 are open to examination by federal and state authorities.

F-11

 Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

 NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Presentation of Certain Taxes

QMT collects various taxes from customers and remits these amounts to applicable taxing authorities. QMT's accounting policy is to exclude these taxes from revenues and cost of sales.

Advertising

Advertising costs are charged to operations when incurred. Total advertising costs for the years ended June 30, 2012 and 2011 was approximately $99,037 and $131,567, respectively.

Date of Management's Review

Subsequent events have been evaluated through September 26, 2012, which is the date the financial statements were available to be issued. See Note N Subsequent Events

NOTE B – RECENT ACCOUNTING PRONOUNCEMENTS

Changes to accounting principles generally accepted in the United States of America (U.S. GAAP) are established by the Financial Accounting Standards Board (FASB) in the form of accounting standards updates (ASU’s) to the FASB’s Accounting Standards Codification.

QMT considers the applicability and impact of all ASU’s. ASU’s not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our consolidated financial position or results of operations.

In May 2011, the Financial Accounting Standard Board ("FASB") issued an accounting update that amends ASC No. 820, "Fair Value Measurement" regarding fair value measurements and disclosure requirements. The amendments are effective during interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. The accounting update will be applicable to QMT beginning in the third quarter of fiscal year 2012. As applicable to QMT, the adoption of the new guidance did not have a material impact on the consolidated financial statements.

In June 2011, the FASB issued an update to ASC No. 220, “Presentation of Comprehensive Income,” which eliminates the option to present other comprehensive income and its components in the statement of shareholders’ equity. QMT can elect to present the items of net income and other comprehensive income in a single continuous statement of comprehensive income or in two separate, but consecutive, statements. Under either method the statement would need to be presented with equal prominence as the other primary financial statements. The amended guidance, which must be applied retroactively, is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, with earlier adoption permitted. In December 2011, the FASB issued another update on the topic, which deferred the effective date pertaining only to the presentation of reclassification adjustments on the face of the financial statements. The adoption of the new guidance did not have a material impact on the consolidated financial statements.

F-12

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE B – RECENT ACCOUNTING PRONOUNCEMENTS, continued

In September 2011, the FASB issued amendments to the goodwill impairment guidance which provides an option for companies to use a qualitative approach to test goodwill for impairment if certain conditions are met. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 (early adoption is permitted). The implementation of the amended accounting guidance has not had a material impact on our consolidated financial position or results of operations.

In December 2011, the FASB issued an amendment to the accounting guidance for disclosure of offsetting assets and liabilities and related arrangements. The amendment expands the disclosure requirements in that entities will be required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The amendment is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013, and shall be applied retrospectively. We do not expect the adoption of this accounting pronouncement to have a material impact on our financial statements when implemented.

NOTE C – INVENTORY

Inventories, net at June 30, 2012 and 2011 consisted of the following:

	2012	2011
Raw Materials and Supplies	$1,331,966	$1,302,031
Work In Process	767,941	822,354
Finished Goods	1,817,453	2,213,407
Spare Parts	-	217,299
Reserve for Obsolescence	(44,860)	(197,280)
	$3,872,500	$4,357,811

Note D – Plant and Equipment

Plant and equipment at June 30, 2012 and 2011 consisted of the following:

	2012	2011
Building and Improvements	$2,200,863	$2,070,076
Machinery and Equipment	8,100,481	8,220,929
Office Equipment	529,131	-
Leasehold Improvements	44,346	40,871
Vehicles	147,283	111,083
Construction in Process	145,785	160,392
	11,167,889	10,603,351
Less: Accumulated Depreciation	6,653,983	6,005,365
	$4,513,906	$4,597,986

F-13

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE E – LONG-TERM DEBT

Long-term debt payable at June 30, 2012 and 2011, consists of the following:

	2012	2011
Note payable to bank; collateralized by building; due in monthly principal and interest payments of $9,335 with interest at 7.49%; the interest rate will adjust based on the Five Year United States Treasury Bill Rate plus 350 basis points; balance due November 2021.	$754,122	$810,830

Note payable to bank; collateralized by equipment; due in monthly principal and interest payments of $33,075 with interest at 4.75%; balance due December, 2015.	1,275,907	-

Note payable to bank; collateralized by equipment, inventory and accounts receivable; payable in interest only payments at 5.95% until December 2012, followed by monthly principal and interest payments of 11,586 with interest at 5.95% beginning December 2012; balance due November 2017.	599,700	-

Note payable to bank; collateralized by equipment, inventory, and accounts receivable; due in monthly principal and interest payments of $58,000 with interest at 5.95%; balance due March, 2016.	2,333,865	2,870,946

Note payable to bank; collateralized by equipment, inventory, and accounts receivable; due in monthly principal and interest payments of $17,572 with interest at 5.95%; balance due March, 2016.	722,278	884,108

Note payable to bank; collateralized by equipment, inventory, and accounts receivable; due in monthly principal and interest payments of $28,772 with interest at 5.95%; balance due March, 2016.	1,182,645	1,447,606

Note payable to bank; collateralized by equipment; due in monthly principal and interest payments of $24,027 with interest at 7.30%; balance due April 2012.	-	232,280

Note payable to bank; collateralized by equipment; due in monthly principal and interest payments of $14,334 with interest at 7.50%; balance due December, 2014.	-	526,757

Note payable to bank with maximum draws of $500,000; collateralized by equipment; payable in interest only payments at 5.00% until January 2012, followed by principal and interest payments calculated based on the final loan draw at 6.50%; balance due December, 2015.	-	126,494

Note payable to bank; collateralized by equipment; due in monthly principal and interest payments of 10,362 with interest at 6.00%; balance due December, 2015.	-	456,621
Total Long-Term Debt	6,868,517	7,355,642

Less: Current Portion	(1,491,310)	(1,452,330)

Total Long-Term Debt Less Current Portion	$5,377,207	$5,903,312

F-14

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE E – LONG-TERM DEBT, continued

Certain loans are subject to financial covenants established by the bank; compliance is determined on an annual basis using audited, and consolidated financial statements. As of June 30, 2012 QMT was in compliance with all covenants.

Maturities on notes payable at June 30, 2012, are as follows:

2013	1,491,310
2014	1,624,464
2015	1,720,608
2016	1,376,869
2017	215,512
2018-2021	439,754

$6,868,517

NOTE F – UNUSED LINES OF CREDIT

QMT has an available line of credit of up to $750,000, due November, 2012, bearing interest at 5.00%, which is collateralized by accounts receivable and inventory and an equipment line of credit of up to $1,000,000 due November 2012, bearing interest at 5.00% which is collateralized by equipment. At June 30, 2012, the outstanding balance on the line of credit was $0. At June 30, 2011 the outstanding balance was $700,000. There are no letters of credit that reduced the available amount of these lines of credit.

QMT has an available line of credit of up to $250,000, due February, 2013, bearing interest at 5.5%, which is collateralized by inventory, accounts receivable, and contract rights of QMT. At June 30, 2012, and June 30, 2011 the outstanding balance on the line of credit was $0.

NOTE G – BENEFIT PLANS

401(k) Plan

Each of the operating entities sponsors a 401(k) plan and matches employee contributions as determined by resolution of the Board on an annual basis. Currently, the match is 100% of employee contributions up to 5% of the employee’s compensation dependent on the plan in effect at the operating entity. The amount charged to expense under the Plan was $188,473 and $190,482 for the years ended June 30, 2012 and 2011, respectively.

PROFIT SHARING CASH INCENTIVE PLAN

Certain full-time salaried employees of QMT are covered under a contributory profit sharing plan. QMT's contributions are based on amounts established at the discretion of the Board. QMT's contributions to this plan for the years ended June 30, 2012 and 2011 were $646,696 and $232,121, respectively.

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Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE H – COMMITMENTS

QMT leases land and facilities under various non-cancellable operating lease agreements expiring through October 31, 2014 but contain various renewal options.

QMT leases a copy machine under a non-cancellable operating lease agreement expiring on August 31, 2014.

At June 30, 2012, future rental commitments in excess of one year under non-cancellable operating leases were as follows:

2013	$285,157
2014	237,328
2015	180,048
$702,533

Rent expense was $323,428 and $199,201 for the years ended June 30, 2012 and 2011.

QMT entered into an employee agreement with its president and CEO dated March 1, 2011. The agreement will expire February 24, 2014, with an automatic one year renewal option. The President and CEO’s annual salary is $267,300 and he is eligible for benefits as provided to similar situated employees of QMT.

NOTE I - Customer and Supplier Concentrations Risk

QMT had sales from continuing operations to one customer in 2012 that represented approximately 18.0% of our annual sales. QMT had sales from continuing operations to two customers in 2011 that represented approximately 18.8% and 6.2%, respectively, of our annual sales. The concentration of QMT’s business with a relatively small number of customers may expose us to a material adverse effect if one or more of these large customers were to experience financial difficulty or were to cease being customer for non-financial related issues. At June 30, 2012 one customer represented approximately 5.5% of our net trade accounts receivable. At June 30, 2011 two customers represented approximately 6.7% and 12.2%, respectively, of our net trade accounts receivable.

At June 30, 2012 and 2011 there were no concentration in the volume of business above 5% transacted with a particular supplier(s) for which QMT had no alternative sources of supply.

F-16

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE J – FLOMET LLC SHARE OPTION PLANS

During April 2006, the FloMet Board adopted its 2006 incentive share option plan (the 2006 Plan) to advance the interests of QMT by providing an additional incentive to attract and retain qualified and competent persons who are key to QMT. QMT reserved 390 of its authorized shares to be subject to option.

Under the 2006 Plan, the shares subject to option may be granted at the sole discretion of the Board. The option price is based upon eight times QMT’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the immediately preceding twelve months multiplied by a fraction, the numerator of which shall be the number of shares subject to the option and the denominator of which shall be the number of outstanding shares on the date the option was granted.

The value of each option granted is estimated using the Black-Scholes option pricing model. The estimated fair value of the option grant was not material.

As of June 30, 2012, 390 share options have been granted and exercised under the 2006 Plan and none remain outstanding.

At June 30, 2012 the balance of notes receivable related to the financed option purchase was $302,770. Payments on the notes receivable are to be made from incentive compensation earned by the optionee. In the event insufficient incentive compensation is earned by the optionee to meet the principal payments due under the note receivable, the payments can be waived until sufficient incentive compensation is earned.

 NOTE K – TEKNASEAL LLC SHARE OPTION PLANS

During 2006, TeknaSeal adopted a Unit Option Plan. Under the plan, QMT may grant options to its key employees for up to 502 units of ownership. The exercise price of each option equals QMT’s fair value on the date of grant and an option’s maximum term is five years. Vesting periods range from immediate to five years from the date of grant. Compensation costs relating to share-based payment transactions occurring prior to July 1, 2006 was not material. For the year ended June 30, 2012 QMT recognized $-0- of compensation expense for unit options.

F-17

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE L – SEGMENT INFORMATION

QMT operates as a diversified manufacturing holding company active in metal injection molding, specialty hermetic seals, and flanges & fittings. As of June 30, 2012 the QMT Group operated under two reportable business segments: Precision Components and Flanges & Fittings. The Precision Components segment includes results of its precision miniature components manufacturing subsidiary, FloMet LLC, as well as its hermetic sealing manufacturing subsidiary, TeknaSeal LLC. Whereas, the Flanges & Fittings business segment includes the results of the remaining two subsidiaries specializing in the manufacture and distribution of carbon, stainless and alloy flanges and fittings, namely General Flange & Forge LLC and TubeFit LLC. Subsequent to the acquisition of AFT as of August 8, 2012, the Precision Components segment will include results of AFT going forward.

(in thousands)	For the Years Ended
	6/30/2012	6/30/2011
Net sales:
Precision Components	$22,413	$19,001
Flanges and Fittings	8,682	1,390
Consolidated net sales	31,095	20,391
Operating Costs:
Precision Components	17,453	16,058
Flanges and Fittings	7,873	1,373
Consolidated Operating Costs	25,326	17,431
Segment operating income (loss):
Precision Components	4,960	2,943
Flanges and Fittings	809	17
Corporate Expense	(630)	(1)
Total segment operating income	5,139	2,959
Interest expense, net	453	261
Other non-operating(income)expense	(131)	(13)
Non- Operating Expenses	322	248
Consolidated income before income tax expense and non-controlling interest	$4,817	$2,711

Capital Expenditures:
Precision Components	$582	$839
Flanges and Fittings	90	581
Consolidated Capital Expenditures	$672	$1,420

F-18

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE M – RELATED PARTY TRANSACTIONS

During 2011, QMT hired Quadrant Management Inc. to provide investment banking and management consulting services. Quadrant Management Inc. has similar majority ownership as QMT. As of June 30, 2012 and 2011, QMT owed $150,000 and $350,000, respectively to Quadrant Management Inc.

During the year ending June 30, 2012, FloMet LLC redeemed membership units owned by certain members and sold them to Quadrant Management, Inc. Quadrant Management Inc. has similar majority ownership as FloMet LLC. The total purchase/selling price of the membership units was $392,931. The total amount receivable from Quadrant Management, Inc. as of June 30, 2012 was $196,466. The total amount due to the former members as of June 30, 2012 was $196,466.

Prior to March 31, 2012, FloMet LLC loaned its president $302,770. The balance due to FloMet LLC as of March 31, 2012 was $302,770.

As of June 30, 2012 Quadrant Metals Technologies owed its members $20,061 for state income tax withheld on membership distributions.

During the year ending June 30, 2012, FloMet LLC loaned a member $8,917. This balance was outstanding at year end.

NOTE N - SUBSEQUENT EVENTS

On August 8, 2012, QMT merged with ARC Group Worldwide, Inc. (a publicly traded corporation). Under the terms of the merger agreement, a new entity, ARC, issued a total of 4,029,671 shares of its common stock in exchange for 100% of the Quadrant Metals Technologies LLC (QMT) Membership Interests. The share exchange is being accounted for as a “reverse acquisition,” even though the Board of Directors and Interim CEO after the exchange remain unchanged. QMT shareholders own the majority of the outstanding shares of QMT’s capital stock immediately following the transaction; therefore QMT is deemed to be the acquirer of ARC in the reverse acquisition.

F-19

Quadrant Metals Technologies LLC

Notes to Financial Statements

June 30, 2012 and 2011

NOTE N - SUBSEQUENT EVENTS, continued

On August 8, 2012, ARC Group Worldwide Inc. purchased 100% of the outstanding stock of Advanced Forming Technology Inc., a wholly owned subsidiary of Precision Castparts Corporation for $43,000,000. The purchase price was funded through a bank note of $25,400,000 and a note payable to Precision Castparts Corporation for $17,600,000.

The Credit facility is described as follows:

1)	Revolving line of credit not to exceed $10.0 million at an interest rate of 3.24% and maturity date of August 8, 2015; collateralized by accounts receivable and inventory; accrued interest payable monthly.
2)	Term Loan of $3.6 million at an interest rate of 3.24%; collateralized by equipment payable in equal monthly payments of $60,000 plus accrued interest, with a maturity date of August 8, 2017.
3)	Commercial Mortgage of $5.5 million at an interest rate of 3.24%, with a five year call option; payable in equal monthly installments of $18,000 plus accrued interest with maturity date of August 8, 2022.
4)	Term Loans-amounting to $8.9 million consisting of :
a)	$6.9 million at an interest rate of 3.24% with interest only payments for the first 6 months and 23 monthly principal payments of $300,000.00, plus interest with maturity date of February 8, 2015
b)	$2.0 million at an interest rate of 5% ; payable in 6 equal payments of $341,000 plus accrued interest with maturity date of February 8, 2012

All facilities bear interest at a per annum rate equal to a margin over the one month London Interbank Offered Rate ("LIBOR"). The margin will be based on the Total Leverage Ratio measured on a rolling four quarter basis at the end of each fiscal quarter.

Term Loan 4B shall be priced at LIBOR+400 bps with a 5% all-in floor,

Fixed rate through a derivative swap was locked in at the time the Swap is executed.

A hedging instrument was required through the Bank to synthetically convert the floating rate to an indicative fixed rate on 50% of the notional amounts of Term Loan A and Term Loan B for a term of five years on each facility. Termination of the Swap prior to maturity will be settled at the market value of the Swap, and may result in a payment from or a payment to the Borrower, to be determined at the time of termination.

QMT is required to be in compliance with certain financial and non-financial covenants.

F-20